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                                                             EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-21382 and 33-82328 of Insituform Mid-America, Inc. on Form S-8 of our report dated June 9, 1995 which expresses an unqualified opinion and includes an explanatory paragraph relating to the discontinued operations of two subsidiaries and the sale of Enviroq Corporation stock to Insituform Mid-America, Inc. effective April 18, 1995, appearing in this Current Report on Form 8-K of Insituform Mid-America, Inc.


/s/ DELOITTE & TOUCHE LLP

June 27, 1995